                CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer AMT-Free Municipals:

     We  consent  to the  use in  this  Registration  Statement  of  Oppenheimer
AMT-Free  Municipals,  of our report dated  September 17, 2007,  included in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement and "Independent  Registered  Public Accounting Firm" appearing in the
Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
October 24, 2007